                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      December 2, 1999 (September 21, 1999)
                      -------------------------------------
                Date of report (Date of earliest event reported)

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                    -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Missouri
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                 0-26238                                  43-1710906
                 -------                                  ----------
         (Commission File Number)              (IRS Employer Identification No.)

       11644 Lilburn Park Road, St. Louis, Missouri                     63146
       --------------------------------------------                     -----
         (Address of Principal Executive Offices)                     (Zip Code)

                                 (314) 995-9040
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

                    THE SOURCE INFORMATION MANAGEMENT COMPANY

                                   FORM 8-K/A

The information contained in this report includes statements regarding matters which are not historical facts (including statements regarding the plans, beliefs or expectations of The Source Information Management Company) which are forward-looking statements within the meaning of the federal securities laws. When used in this report, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, the Company's actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to the Company's dependence on the marketing and distribution strategies of publishers and other vendors; the Company's ability to access check-out area information; risks associated with the Company's Advance Pay Program, including problems collecting incentive payments from publishers; demand for display racks; the Company's ability to successfully implement its growth strategy; competition; the Company's ability to effectively manage its expansion and integrate acquired businesses; and general economic and business conditions nationally, in the Company's markets and its industry. Investors are also directed to consider other risks and uncertainties discussed in other reports previously and subsequently filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Source Information Management Company (Registrant) hereby files Amendment No. 1 to its Form 8-K filed on October 6, 1999 relating to the acquisition by its subsidiary, Source-Huck Store Fixture Company, of the assets of Huck Store Fixture Company and its subsidiary.

Item 7:  Financial Statements and Exhibits.

     Attached hereto are the audited balance sheets of Huck Store Fixture Company as of November 7, 1998 and November 8, 1997 and the related statements of income, retained earnings and cash flows for the years then ended. Also attached is unaudited pro forma condensed financial information, which includes the unaudited pro forma balance sheet as of July 31, 1999; unaudited pro forma statement of operations for the six months ended July 31, 1999; and unaudited pro forma statement of operations for the year ended January 31, 1999.

     (a)  Financial Statements of Business Acquired

                (i) Independent Auditors Report.
               (ii) Balance Sheets of Huck Store Fixture Company as of November
                    7, 1998 and November 8, 1997.
              (iii) Statements of Income of Huck Store Fixture Company for the
                    years ended November 7, 1998 and November 8, 1997.
               (iv) Statements of Retained Earnings of Huck Store Fixture
                    Company for the years ended November 7, 1998 and November 8, 1997.
                (v) Statements of Cash Flows of Huck Store Fixture Company for
                    the years ended November 7, 1998 and November 8, 1997.

     (b)  Pro Forma Financial Information

                (i) Unaudited Pro Forma Balance Sheet as of July 31, 1999.
               (ii) Unaudited Pro Forma Statement of Operations for the six
                    months ended July 31, 1999.
              (iii) Unaudited Pro Forma Statement of Operations for the year ended January 31, 1999.

     (c)  Exhibits
               23   Consent of McGladrey & Pullen, LLP

                           HUCK STORE FIXTURE COMPANY


                          CONSOLIDATED FINANCIAL REPORT


                                NOVEMBER 7, 1998

                                    CONTENTS




--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS
   Consolidated balance sheets
   Consolidated statements of income
   Consolidated statements of retained earnings
   Consolidated statements of cash flows Notes to consolidated financial statements
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Director of the Board
Huck Store Fixture Company and Subsidiary
Quincy, Illinois


We have audited the accompanying consolidated balance sheets of Huck Store Fixture Company and subsidiary as of November 7, 1998 and November 8, 1997, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Huck Store Fixture Company and subsidiary as of November 7, 1998 and November 8, 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                         McGLADREY & PULLEN, LLP



Springfield, Illinois
December 23 , 1998, except for
  Note 11 as to which the date
  is September 27, 1999

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
November 7, 1998 and November 8, 1997


ASSETS                                                                                    1998           1997
-------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
   Cash                                                                             $        461,720   $   281,501
   Receivables:
      Trade                                                                                6,058,861     2,025,696
      Related parties                                                                        614,987        37,021
   Inventories                                                                             2,562,591     1,547,153
   Prepaid expenses                                                                           75,897        43,643
                                                                                    -------------------------------
              Total current assets                                                         9,774,056     3,935,014
                                                                                    -------------------------------

PROPERTY, PLANT AND EQUIPMENT
   Land                                                                                      434,480        20,000
   Buildings                                                                               2,665,079       573,155
   Equipment                                                                               1,361,158       533,407
                                                                                    -------------------------------
                                                                                           4,460,717     1,126,562
   Less accumulated depreciation                                                             328,677       155,102
                                                                                    -------------------------------
                                                                                           4,132,040       971,460
                                                                                    -------------------------------
OTHER ASSETS
   Financing costs, net of accumulated amortization
      1998 $22,700; 1997 $4,637                                                              221,203        45,933
   Organization costs, net of accumulated amortization 1998 $13,421;
      1997 $8,823                                                                             10,232        13,235
                                                                                    -------------------------------
                                                                                             231,435        59,168
                                                                                    -------------------------------

                                                                                    $     14,137,531   $ 4,965,642
                                                                                    ===============================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable, bank                                                               $      2,569,996   $         -
   Current maturities on long-term debt                                                      498,883       170,169
   Accounts payable                                                                        1,476,078       121,349
   Accrued liabilities                                                                       492,221       262,047
   Income taxes payable                                                                       47,700        10,000
                                                                                    -------------------------------
              Total current liabilities                                                    5,084,878       563,565
                                                                                    -------------------------------

LONG-TERM DEBT, less current maturities                                                    4,215,265     2,184,788
                                                                                    -------------------------------

CONTINGENCY (Note 9)

STOCKHOLDERS' EQUITY
   Common stock, no par value; authorized 100,000 shares; issued and outstanding
     10,000 shares                                                                           205,000       205,000
   Retained earnings                                                                       4,632,388     2,012,289
                                                                                    -------------------------------
                                                                                           4,837,388     2,217,289
                                                                                    -------------------------------

                                                                                    $     14,137,531   $ 4,965,642
                                                                                    ===============================


See Notes to Consolidated Financial Statements.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
Years Ended November 7, 1998 and November 8, 1997

                                                                                        1998             1997
--------------------------------------------------------------------------------------------------------------------
Net sales                                                                          $    18,878,253   $   12,228,085
Cost of goods sold                                                                      12,807,609        9,243,350
                                                                                   ---------------------------------
              Gross profit                                                               6,070,644        2,984,735
                                                                                   ---------------------------------

Other operating revenue                                                                    103,175           70,331
                                                                                   ---------------------------------

Operating expenses                                                                       2,205,329        1,355,033
                                                                                   ---------------------------------

              Operating income                                                           3,968,490        1,700,033
                                                                                   ---------------------------------

Financing income (expense):
   Interest income                                                                          12,787            4,556
   Interest (expense)                                                                    (380,056)        (261,681)
                                                                                   ---------------------------------
                                                                                         (367,269)        (257,125)
                                                                                   ---------------------------------

              Income before income taxes                                                 3,601,221        1,442,908

Provision for income taxes                                                                  63,039           23,128
                                                                                   ---------------------------------

              Net income                                                           $     3,538,182   $    1,419,780
                                                                                   =================================


See Notes to Consolidated Financial Statements.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
Years Ended November 7, 1998 and November 8, 1997

                                                                                        1998            1997
-------------------------------------------------------------------------------------------------------------------
Balance, beginning                                                                $      2,012,289   $   1,121,875

   Net income                                                                            3,538,182       1,419,780
   Cash dividends on common stock                                                        (918,083)       (529,366)
                                                                                  ---------------------------------

Balance, ending                                                                   $      4,632,388   $   2,012,289
                                                                                  =================================

See Notes to Consolidated Financial Statements.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended November 7, 1998 and November 8, 1997

                                                                                          1998           1997
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                        $    3,538,182  $   1,419,780
   Adjustments to reconcile net income to net cash (used in) provided by  operating activities:
      Amortization                                                                           22,661          8,134
      Depreciation                                                                          173,575         87,743
      Changes in working capital components:
        (Increase) decrease in:
           Receivables                                                                  (4,033,165)      (375,182)
           Inventories                                                                  (1,015,438)      (375,780)
           Prepaid expenses and other                                                      (33,849)          2,157
        Increase (decrease) in:
           Accounts payable                                                               1,354,729      (349,771)
           Accrued expenses                                                                 230,174         65,472
           Income taxes payable                                                              37,700       (29,000)
                                                                                     ------------------------------
              Net cash provided by operating activities                                     274,569        453,553
                                                                                     ------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                   (3,443,115)      (356,598)
   Proceeds from sale of equipment                                                          108,960        104,625
   Advances to affiliates                                                                 (910,886)
   Repayments received from affiliates                                                      332,920
                                                                                     ------------------------------
              Net cash (used in) investing activities                                   (3,912,121)      (251,973)
                                                                                     ------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term borrowings                                                    4,500,000      1,000,000
   Proceeds from long-term borrowings                                                     5,338,765        750,000
   Principal payments on short-term borrowings                                          (1,930,004)    (1,000,000)
   Principal payments on long-term borrowings                                           (2,979,574)      (143,572)
   Payment of debt issue costs                                                            (193,333)
   Cash dividends paid                                                                    (918,083)      (529,366)
                                                                                     ------------------------------
              Net cash provided by financing activities                                   3,817,771         77,062
                                                                                     ------------------------------

              Net increase in cash                                                          180,219        278,642

Cash:
   Beginning                                                                                281,501          2,859
                                                                                     ------------------------------

   Ending                                                                            $      461,720  $     281,501
                                                                                     ==============================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
      Interest                                                                       $      374,814  $     253,510
      Income taxes                                                                           25,339         52,128


See Notes to Consolidated Financial Statements.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company and its wholly owned subsidiary manufacture various wooden store fixtures primarily for customers in the retail industry.

A summary of the Company's significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Huck Store Fixture Company of Nevada. All material intercompany accounts and transactions are eliminated in consolidation.

Huck Store Fixture Company of Nevada was incorporated on March 27, 1998 and commenced operations in May 1998. In connection with the startup of this Company, the Company purchased certain real property in Nevada and financed this transaction through the issuance of variable rate industrial revenue bonds as described in Note 6.

Use of estimates in preparation of financial statements: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal year: The Company uses a 52-53 week fiscal year. The period from November 9, 1997 through November 7, 1998 contained 52 weeks and the period from November 3, 1996 through November 8, 1997 contained 53 weeks.

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market. Work-in-process and finished goods include material, labor and allocated overhead.

Property and equipment: Property and equipment are stated at cost. Major expenditures which substantially increase useful lives are capitalized. Maintenance and ordinary repairs are expensed as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives.

                                                                  Years
                                                                  -----
     Buildings                                                   25 - 27
     Equipment                                                    5 -  7

Financing costs: The costs related to obtaining the Company's current notes payable and long-term debt are being amortized over the terms of the notes, using the interest method. Amortization of financing costs is included in interest expense in the Statement of Income.

Organization costs: The costs incurred in establishing the Company as a legal entity are being amortized over five years, using the straight-line method.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2.     INCOME TAX MATTERS

The Company, with the consent of its stockholders, has elected to be taxed under applicable sections of the federal and some state income tax laws which provide that in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the Company's items of income, deductions, losses and credits (commonly referred to as an S corporation). As a result of this election, these financial statements include no provision for corporation income taxes, except for state income taxes of certain states.

As of November 8, 1998, the Company's reported net assets exceeded their tax bases by approximately $160,000.

Also, no provision has been made for any amounts which may be advanced or paid as dividends to the Company's stockholders to assist them in paying their personal income taxes on the income of the Company.

NOTE 3.     INVENTORIES



Inventories as of November 7,  1998 and November 8, 1997 consisted of the following components:

                                                                                         1998            1997
                                                                                    -------------------------------
Raw materials                                                                       $     1,198,806   $    725,744
Work-in-process                                                                             458,789        243,158
Finished goods                                                                              904,996        578,251
                                                                                    -------------------------------

                                                                                    $     2,562,591   $  1,547,153
                                                                                    ===============================

NOTE 4.     RELATED PARTY TRANSACTIONS

The Company and Prock Operations, Inc. (Prock) are related through common ownership. The Company had sales of $525,459 and $89,049 to Prock and the Company had purchases of $232,572 and $947,869 from Prock during the years ended November 7, 1998 and November 8, 1997, respectively. In the opinion of management these transactions were executed under terms similar to those with unrelated parties. The Company had a net receivable of $398,329 and $37,021 due from Prock as of November 7, 1998 and November 8, 1997, respectively.

HSFCA, LTD., a Limited-Liability Company, was chartered June 11, 1998 and commenced operations shortly thereafter. HSFCA, LTD., and the Company are related through common ownership. The Company purchased services from HSFCA during the year ended November 7, 1998 which amounted to approximately $19,000. The Company had a net receivable of $210,330 due from HSFCA, LTD., as of November 7, 1998.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.     PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT

The Company's current note payable as of November 7, 1998, consisted of the following:

The Company has $4.5 million line of credit under a loan agreement with a financial institution which had an outstanding balance of $2,569,996 as of November 7, 1998. The line of credit agreement is a two-year commitment expiring on May 15, 2000 with interest at the published national prime rate minus .5% (an effective rate of 7.5% at November 7, 1998). This line of credit arrangement is collateralized by the Company's equipment, inventory and accounts receivable. The agreement contains certain financial covenants, typical to such agreements, relating to tangible net worth, debt service and debt to equity restrictions.


Long-term debt as of November 7, 1998 and November 8, 1997, consisted of the following:

                                                                                        1998             1997
                                                                                    -------------------------------
Note payable, Bank, due in monthly installments of $1,550 including interest at
    8.375%, remaining balance due September 1999, collateralized by certain
    real property with a carrying value of $315,756.                                 $      145,095    $    151,108

Note payable, City of Quincy, Illinois, due in monthly installments of $4,828, including interest at 3%, remaining balance due October 2005, collateralized
    by equipment, inventory, accounts receivable and certain real property.                 365,392         411,612

Note payable, finance company, due in monthly installments of $9,273, including interest at the national prime rate plus 2.25% (an effective rate of 10.11%
    at November 7, 1998), remaining balance due June 2015, collateralized by
    certain real property with a carrying value of $200,012.                                861,034         879,257

Note payable, Illinois Development Finance Authority, due in monthly installments of $3,097 including interest at the national prime rate adjusted on April 1 of each year (an effective rate of 8.5% at November 7,
    1998), remaining balance due April 2006, collateralized by certain real property with a carrying value of $208,194 and is personally guaranteed by
    the Company's principal stockholder.                                                    203,864         222,867
                                                                                     -------------------------------

        Subtotal                                                                     $    1,575,385    $  1,664,844


HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.    PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

                                                                                          1998           1997
                                                                                     -------------------------------
Subtotal from previous page                                                          $    1,575,385   $   1,664,844

Note payable, Bank, due in monthly installments of $12,900 including interest at the national prime rate plus 2.75% over prime, remaining balance due
     October 15, 1999, collateralized by the Company's equipment, inventory and
     accounts receivable and certain real property.                                               -         690,113

Note payable, bank, due in monthly installments of $7,958 including interest at the national prime rate minus .5% (an effective rate of 7.5% at November 7,
    1998), remaining balance due May 2003, collateralized by equipment,
    receivables and inventory.                                                              363,763               -

Note payable, State of Nevada, pursuant to the indenture for the issuance of variable rate demand industrial development revenue bonds, Huck Store
    Fixture Company of Nevada Project Series 1998A, interest is payable monthly and accrues at the VRDN rate, an effective rate of 3.3% as of November 7,
    1998. The financing agreement requires annual principal payments of $200,000 beginning on August 1, 1999 through August 1, 2010 and annual principal payments of $125,000 beginning on August 1, 2011 until August 1, 2013. The industrial revenue bond financing agreement also requires that the Company fund its annual principal amount due on August 1 of each year by transferring an equal monthly amount into a separate trust account. Company management expect to begin funding this requirement in January 1999. The agreement also contains certain financial covenants typical to such agreements including maximum debt to equity ratios and limitations on acquiring certain investments and incurrence of certain debt. The indenture is collateralized by a letter of credit from Nations Bank, N.A., which amounted to $2,806,932 as of November 7, 1998. The letter of credit is collateralized by real property located in Nevada with a carrying value of
    $2,481,228 and also by equipment, receivables and inventory in both Illinois and Nevada.
                                                                                          2,775,000               -
                                                                                    -------------------------------
                                                                                          4,714,148       2,354,957
        Less current maturities                                                             498,883         170,169
                                                                                    -------------------------------

              LONG-TERM PORTION                                                      $    4,215,265  $    2,184,788
                                                                                     ===============================

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.     PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

Aggregate maturities required on long-term debt as of November 7, 1998, are due in future years as follows:


For  years ending November:                                                                              Amount
--------------------------------------------------------------------------------------------------------------------
      1999                                                                                           $      498,883
      2000                                                                                                  369,954
      2001                                                                                                  382,070
      2002                                                                                                  394,804
      2003                                                                                                  368,263
      Later years                                                                                         2,700,174
                                                                                                     ---------------

                                                                                                     $    4,714,148
                                                                                                     ===============



NOTE 6.    TRANSACTIONS WITH MAJOR CUSTOMERS

Sales to customers aggregating to 10% or more of overall Company sales for the years ended November 7, 1998 and November 8, 1997 were as follows:


                                                                                             1998         1997
                                                                                         --------------------------
Customer A                                                                                       54 %         52 %
Customer B                                                                                       30           26
Customer C                                                                                        1           11

Accounts  receivable  from these  major  customers  as of November 7, 1998 and  November 8, 1997  consisted  of the following:

                                                                                          1998           1997
                                                                                     ------------------------------
Customer A                                                                           $    2,686,000    $   907,000
Customer B                                                                                2,889,000        696,000
Customer C                                                                                        -        181,000




NOTE 7.     CONCENTRATION OF CREDIT RISK

The Company maintains cash with a financial institution in amounts which, at times, may be in excess of the FDIC insurance limit. The Company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash.


NOTE 8.     RESTRICTED CASH

The Company's cash accounts include $438,924 of proceeds remaining from the issuance of the variable rate industrial revenue bonds. The bond indenture financing agreement requires that these funds can only be used for certain building and equipment improvements acquired for Huck Store Fixture Company of Nevada.

HUCK STORE FIXTURE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9.     CONTINGENCY

In May 1997, a complaint was filed with the National Labor Relations Board
(NLRB) by the Mid-Central Illinois District Counsel of Carpenters, affiliated with the United Brotherhood of Carpenters and Joiners of America AFL-CIO (Union) alleging unfair labor practices under the National Labor Relations Act. The Company is vigorously defending against these claims and contests and denies the allegations. Management has estimated that the Company's possible exposure to liability is approximately $155,000 in the event of an unfavorable outcome.


NOTE 10.     LEASE COMMITMENTS AND TOTAL RENT EXPENSE

The Company leases property, vehicles and equipment under operating leases expiring in 2002.

The total minimum rental commitment as of November 7, 1998 under the leases mentioned above is due as follows:


During the year ending November:                                                                        Amount
--------------------------------------------------------------------------------------------------------------------
   1999                                                                                             $       206,342
   2000                                                                                                     217,842
   2001                                                                                                     201,519
   2002                                                                                                      18,726
                                                                                                    ----------------

                                                                                                    $       644,429
                                                                                                    ================

The total rent expense included in the statements of income for the years ended November 7, 1998 and November 8, 1997 was $97,379 and $23,895, respectively.


NOTE 11.     SUBSEQUENT EVENTS

On September 21, 1999, the Company sold substantially all of its assets to a wholly owned subsidiary of The Source Information Management Company (Source), a publicly traded company. The purchase price will be equal to four times the average of the Company's earnings before interest, income taxes, depreciation and amortization (EBITDA) for fiscal years ending November 1998 and 1999 less approximately $6.8 million of debt assumed, and immediately paid off, by Source. The Company will also be entitled to an earnout payment in the amount (if any) by which four times the average of the Company's EBITDA for its fiscal years ending in November 1999 and 2000 exceeds four times its average for its years ending in November 1998 and 1999. Both the purchase price and the earnout will be paid 70% in cash and 30% in Source common shares, with shares valued for such purposes at $11.375 per share.

The above acquisition included the Company's letter of intent to acquire the assets of Arrowood, Inc. That acquisition closed on September 27, 1999 for a purchase price of approximately $939,000 in cash and a note from Source for $200,000.

Unaudited Pro Forma Condensed Financial Information

On September 21, 1999, The Source Information Management Company (Source) acquired substantially all the assets and assumed certain liabilities of Huck Store Fixture Company (Huck). The purchase price of Huck will be equal to four times the average of Huck's earnings before interest, depreciation and amortization (EBITDA) for fiscal years 1998 and 1999 (ending in November) less approximately $6.8 million of debt assumed, and immediately paid off, by Source. Source paid a portion of the purchase price, consisting of $3 million cash and 100,000 shares of common stock with a market value of $1,290,000 (based on the market price quoted on NASDAQ over the few days before and after the agreement was reached and announced), at closing. The acquisition has been accounted for under the purchase method of accounting.

The Pro Forma Condensed Combined Financial Information (i) gives effect to the transaction, (ii) gives effect, in the Statement of Operations for the year ended January 31, 1999, to (a) the acquisition in January 1999, of all the outstanding stock of U.S. Marketing Services, Inc. (US Marketing), the holding company of Brand Manufacturing (Brand) and T.C.E. Corporation (TCE) for stock with a market value of $26,282,000, and (b) the acquisition in February 1999, of substantially all the assets and certain assumed liabilities of MYCO, Inc.
(MYCO) and RY, Inc. (RY) for $12,000,000 and 134,615 shares of common stock with a market value of $875,000 (based on the closing price quoted on NASDAQ on November 18, 1998), and (iii) includes the adjustments described in the notes hereto.

The Pro Forma Condensed Combined Balance Sheet as of July 31, 1999 was prepared as if the Huck transaction occurred on July 31, 1999, combining the balance sheets of Source at July 31, 1999 with that of Huck at August 7, 1999.

The Pro Forma Condensed Combined Statements of Operations give effect to the above transaction as if it had occurred at the beginning of the earliest period presented.



                                                            Six Months Ended July 31, 1999
----------------------------------------------------------- ---------------------------------------------------------
Source                                                      February 1, 1999 through July 31, 1999
Huck                                                        November 8, 1998 through May 8, 1999
----------------------------------------------------------- ---------------------------------------------------------

                                                            Year Ended January 31, 1999
----------------------------------------------------------- ---------------------------------------------------------
Source                                                      February 1, 1998 through January 31, 1999
Combined US Marketing, Brand and TCE                        February 1, 1998 through January 6, 1999 (period prior
                                                              to acquisition by Source) (restated to conform with
                                                              Source's year end)
Combined MYCO and RY                                        January 1, 1998 through December 31, 1998 November 9,
Huck                                                        1997 through November 7, 1998
----------------------------------------------------------- ---------------------------------------------------------

The combined results of US Marketing, Brand and TCE include the results of Brand and TCE for the period prior to acquisition by US Marketing.

The Pro Forma Condensed Combined Financial Information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the above transaction would have been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. The Pro Forma Condensed Consolidated Financial Information gives effect to the acquisition and is based upon estimated allocations of the purchase price and includes all adjustments described in the notes thereto.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JULY 31, 1999
                             (Dollars in Thousands)

                                                     Historical                       Pro Forma
                                                       Source          Huck          Adjustments        Pro Forma
--------------------------------------------------------------------------------------------------------------------

 ASSETS
 CURRENT
       Cash                                            $    2,897     $    1,568    $   (2,897)  (1)    $     1,568
       Trade receivables, net of allowance                 44,484          1,505                             45,989
       Notes receivable - officers                            174              -                                174
       Inventories                                          3,425          7,111           318   (2)         10,854
       Other current assets                                 1,018            889                              1,907
                                                      -------------------------------------------------------------
 TOTAL CURRENT ASSETS                                      51,998         11,073        (2,579)              60,492
                                                      -------------------------------------------------------------
 PROPERTY, PLANT AND EQUIPMENT, NET                        11,776          4,899         3,286   (2)         19,961
                                                      -------------------------------------------------------------
 OTHER ASSETS

       Notes receivable - officers                            801              -                                801
       Goodwill, net of accumulated amortization           44,537              -         6,458   (2)         50,995
       Other                                                2,076            225          (218)  (3)          2,083
                                                       ------------------------------------------------------------
 TOTAL OTHER ASSETS                                        47,414            225         6,240               53,879
                                                       ------------------------------------------------------------
                                                       $  111,188     $   16,197      $  6,947          $   134,332
                                                       ============================================================

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JULY 31, 1999
                             (Dollars in Thousands)

                                                     Historical                       Pro Forma
                                                       Source          Huck          Adjustments        Pro Forma
--------------------------------------------------------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT
       Checks issued against future deposits           $      447     $        -     $                   $      447
       Accounts payable and accrued expenses                4,784          1,859                              6,643
       Income taxes payable                                   816              2            (2)  (3)            816
       Due to retailers                                     4,766              -                              4,766
       Deferred income taxes                                  683              -                                683
       Current maturities of long-term debt                   375          4,655                              5,030
                                                       -------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                                 11,871          6,516            (2)              18,385

 LONG-TERM DEBT, less current maturities                    3,983          3,898          7,635  (4)         15,516
                                                       -------------------------------------------------------------
 DEFERRED INCOME TAXES
                                                              398              -                                398
                                                       -------------------------------------------------------------
  TOTAL LIABILITIES                                        16,252         10,414          7,633              34,299
                                                       -------------------------------------------------------------
  STOCKHOLDERS' EQUITY Contributed capital:
         Common stock                                                        205           (201) (5)
                                                              167                                               171
         Additional paid-in capital                        85,289              -          5,093  (6)         90,382
                                                       -------------------------------------------------------------
        Total contributed capital                          85,456            205          4,892              90,553
       Other comprehensive income
                                                              (69)             -                                (69)
       Retained earnings
                                                            9,590          5,578         (5,578) (7)          9,590
                                                       -------------------------------------------------------------
       Total contributed capital and retained              94,977          5,783           (686)            100,074
      earnings
       Less treasury stock
                                                              (41)             -                                (41)
                                                       -------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY                                94,936          5,783           (686)            100,033
                                                       -------------------------------------------------------------
                                                       $  111,188     $   16,197    $     6,947         $   134,332
                                                       =============================================================


                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in Thousands)




(1)   To record decrease in cash used to finance acquisition of Huck                                  $     (2,897)

(2)   To reflect the acquisition of Huck and the allocation of purchase price on the basis of the fair value of assets acquired and liabilities assumed.
      The components of the purchase price and its allocation are as follows:
           Cash paid, including direct costs of $50                                                   $     10,532
           Value of Source common stock issued                                                               5,097
           Allocation of purchase price:
               Cash                                                                                         (1,568)
               Trade receivables                                                                            (1,505)
               Inventories (historical cost)                                                                (7,111)
               Increase inventory to estimated selling price less cost of disposal and                        (318)
               reasonable profit for selling effort of Source
               Property, plant and equipment                                                                (4,899)
               Increase property, plant and equipment to fair value                                         (3,286)
               Other assets                                                                                   (896)
               Accounts payable and accrued expenses                                                         1,859
               Debt                                                                                          8,553
                                                                                                      -------------
           Cost in excess of net assets acquired                                                      $      6,458
                                                                                                      -------------


(3) To eliminate assets and liabilities not assumed by Source:
           Prepaid loan fees and organization costs                                                   $       (218)
           Income tax payable                                                                         $         (2)

(4)   To record increase in long-term debt to finance acquisition of Huck                             $      7,635

(5)   To record:
      (i)  the par value of common stock issued                                                       $          4
      (ii) the elimination of the historical common stock balance of Huck                                     (205)
                                                                                                      -------------
                                                                                                      $       (201)
                                                                                                      -------------

(6)   To record the excess of the market value over the par value of the common stock                 $      5,093
      issued

(7)   To record the elimination of the historical retained earnings balance of Huck                   $     (5,578)


                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR SIX MONTHS ENDED JULY 31, 1999
                             (Dollars in Thousands)

                                                     Historical                       Pro Forma
                                                       Source          Huck          Adjustments     Pro Forma
----------------------------------------------------------------------------------------------------------------
 Net revenues                                         $  32,464      $  8,377         $              $   40,841

 Cost of revenues                                        18,730         5,540             31   (1)       24,301
                                                   -------------------------------------------------------------
 Gross profit                                            13,734         2,837              -             16,540

 Selling, general and administrative expense              6,454         1,063            161   (2)        7,678
                                                   -------------------------------------------------------------
 Operating income (loss)
                                                          7,280         1,774           (192)             8,862
                                                   -------------------------------------------------------------
 Other income (expense)
        Interest income                                      42             6                                48
        Interest expense                                   (696)         (223)          (294)  (3)       (1,213)
        Other                                               174            38                               212
                                                   -------------------------------------------------------------
 Total other income (expense)                              (480)         (179)          (294)              (953)
                                                   -------------------------------------------------------------

 Income (loss) before income taxes                        6,800         1,595           (486)             7,909


 Income tax expense (benefit)                             2,977            15            290   (4)        3,282
                                                   -------------------------------------------------------------

 Net income (loss)                                    $   3,823     $   1,580         $ (776)             4,627
                                                   -------------------------------------------------------------
 Earnings per share
        Basic                                         $    0.28
                                                                                                     $     0.33
        Diluted                                       $    0.25
                                                                                                     $     0.29
 Weighted average number of shares outstanding
        Basic                                            13,622                          395  (5)        14,017

        Diluted                                          15,315                          395  (5)        15,710

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                             (Dollars in Thousands)


The Pro Forma Combined Statements of Operations reflect the adjustments for the acquisitions as of February 1, 1999.

(1)   To record additional depreciation expense associated with the increase in           $   31
      the carrying value of property, plant and equipment to fair value

(2)   To record amortization of goodwill arising from the acquisition (20 year            $  161
      estimated life)

(3)   To record additional interest expense at 7.7% related to financing the              $ (294)
      acquisition of Huck

(4)   To adjust income tax expense                                                        $  290

(5)   To reflect issuance of common stock                                                    395


                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         FOR YEAR ENDED JANUARY 31, 1999
                             (Dollars in Thousands)

                                            US Marketing       Combined
                              Historical     Brand and           MYCO                        Pro Forma
                                Source          TCE             and RY          Huck        Adjustments          Pro Forma
----------------------------------------------------------------------------------------------------------------------------
 Net revenues                $     21,100  $       11,901     $     20,349    $   18,981    $      (610) (1)    $     71,721

 Cost of revenues                  11,268           6,889           14,759        12,808             62  (2)          45,786
                             -----------------------------------------------------------------------------------------------

 Gross profit                       9,832           5,012            5,590         6,173           (672)              25,935

 Selling, general and
administrative expense              2,949           6,567            6,239         2,205         (1,122) (1)(3)       16,838
                             -----------------------------------------------------------------------------------------------

 Operating income (loss)            6,883          (1,555)            (649)        3,968            450                9,097
                             -----------------------------------------------------------------------------------------------

 Other income (expense)
       Interest income                 29              64               10            13              -                  116
       Interest expense              (331)           (917)            (349)         (380)          (715) (4)          (2,692)
       Other                          (47)            (22)             (97)                         430  (5)             264
                             -----------------------------------------------------------------------------------------------
 Total other income
(expense)                            (349)           (875)            (436)         (367)          (285)              (2,312)
                             -----------------------------------------------------------------------------------------------

 Minority interest                      -            (421)               -             -            421  (6)               -
                             -----------------------------------------------------------------------------------------------

 Income (loss) before               6,534          (2,851)          (1,085)        3,601            586                6,785
income taxes

 Income tax expense
(benefit)                           2,667             189              (15)           63             14  (7)           2,918
                             -----------------------------------------------------------------------------------------------

 Net income (loss)           $      3,867          (3,040)          (1,070)   $    3,538    $       572                3,867
                             -----------------------------------------------------------------------------------------------

 Earnings per share
       Basic                 $       0.42                                                                       $       0.30

       Diluted               $       0.40                                                                       $       0.29

      Weighted average number of shares outstanding
       Basic                        9,132                                                         3,804  (8)          12,936
       Diluted                      9,776                                                         3,706  (8)          13,482

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

The Pro Forma Combined Statements of Operations reflect the adjustments for the acquisitions as of February 1, 1998.

                                                             US Marketing,    MYCO and
                                                             Brand and TCE       RY             Huck           Total
-------------------------------------------------------------------------------------------------------------------------
(1)   To eliminate intercompany revenue and expense           $       -      $       610     $          -     $       610


(2)   To record additional depreciation expense associated    $       -      $         -     $         62     $        62
      with the increase in the carrying value of property,
      plant and equipment to fair value

(3)   To reflect:
      (i)  portion of compensation expense for executive
           officers on the basis of pre- and post
           acquisition arrangements as if they were
           effective February 1, 1998                         $    (663)     $    (1,439)    $          -     $    (2,102)
      (ii) amortization of goodwill arising from the
           acquisitions, (estimated life 20 years)                  712              555              323           1,590
                                                            -------------------------------------------------------------
                                                              $      49      $      (884)    $        323     $      (512)
                                                            -------------------------------------------------------------

(4)   To reflect:
      (i)  elimination of interest expense related to US
           Marketing for the period prior to acquisition      $     913      $         -     $          -     $       913
      (ii) additional interest expense at 8.5% related to
           financing the acquisition of MYCO and Ry                   -             (994)               -            (994)
      (iii)additional interest expense at 8.3% related to
           financing the acquisition of Huck                          -                -             (634)           (634)
                                                            -------------------------------------------------------------
                                                              $     913      $      (994)    $       (634)    $      (715)
                                                            -------------------------------------------------------------

(5)   To reflect the elimination of the amortization of
      the deferred loan costs                                 $     430      $         -     $          -     $       430

(6)   To reflect the elimination of minority interest         $     421      $         -     $          -     $       421

(7)   To adjust tax expense                                   $    (630)     $      (404)    $      1,048     $        14

(8)   To reflect issuance of common stock:    Basic               3,274              135              395           3,804
                                              Diluted             3,176              135              395           3,706
-------------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE SOURCE INFORMATION
                                   MANAGEMENT COMPANY


Date: December 2, 1999             By: /s/ W. Brian Rodgers
                                       -----------------------------------------
                                       W. Brian Rodgers, Chief Financial Officer